UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2006

Hansen Natural Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-18761	39-1679918
(Commission File Number)	(IRS Employer Identification No.)

1010 Railroad Street

Corona, California 92882

(Address of principal executive offices and zip code)

(951) 739 - 6200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On November 29, 2006 a purported federal securities class action complaint was filed in the United States District Court for the Central District of California entitled "Glenn D. Hutton, on behalf on himself and all others similarly situated, Plaintiff, vs. Hansen Natural Corporation, Rodney C. Sacks, Hilton H. Schlosberg, Norman C. Epstein, Harold C. Taber, Jr., Mark S. Vidergauz, Mark J. Hall, Michael B. Schott, Thomas J. Kelly, Defendants."

The lawsuit seeks to have the court determine recognition of a class of plaintiffs consisting of all persons, other than the defendants, who purchased Hansen Natural Corporation (the "Company") securities between November 12, 2001 and November 9, 2006 inclusive (the "Class Period") and alleges violations of Section 10(b) and Section 20(a) of the Securities Exchange Act of 1934 and Rule 10b-5 thereunder.

The lawsuit alleges that throughout the Class Period, defendants issued numerous, positive press releases, statements, quarterly financial reports and annual financial reports filed with the SEC that described the Company's financial performance. The lawsuit alleges that these statements were "materially false and misleading because they failed to disclose and misrepresented the following facts, among others: (a) that defendants engaged in the backdating of stock option grants for certain key executives of the Company; (b) that the Company lacked adequate internal controls and was therefore unable to ascertain its true financial condition; and (c) that as a result of the foregoing, defendants engaged in improper accounting practices." The lawsuit also alleges that "had Plaintiff and other members of the Class and the marketplace known the truth regarding the true financial position and the operating conditions that Hansen was experiencing, which were not disclosed by the defendants, Plaintiff and other members of the Class would not have purchased or otherwise acquired their Hansen securities, or, if they had acquired such securities during the Class Period, they would not have done so at the artificially inflated prices which they paid." The complaint seeks an unspecified amount of damages.

The Company believes that the complaint is without merit and fails to satisfy pleading requirements under federal law and, accordingly, intends to file a motion to dismiss the complaint at an appropriate time. However, the ultimate outcome of this matter cannot be determined with certainty. The Company intends to vigorously defend against the lawsuit.

To the extent that any complaint served upon the Company in the future contains allegations similar to those contained in the complaint described above, the Company does not intend to issue an additional report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hansen Natural Corporation

Date: December 7, 2006	/s/ Hilton H. Schlosberg

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Hilton H. Schlosberg

Vice Chairman of the Board of Directors,

President and Chief Financial Officer